             As filed with the Securities and Exchange Commission
                             on November 21, 1997
                                                   Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ---------------------

                                IMC GLOBAL INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    36-3492467
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                                IMC Global Inc.
                               2100 Sanders Road
                          Northbrook, Illinois  60062
                                (708) 272-9200
                   (Address of Principal Executive Offices)

                  SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES
                        OF IMC GLOBAL OPERATIONS, INC.
               REPRESENTED BY UNITED STEELWORKERS OF AMERICA AT
                             CARLSBAD, NEW MEXICO
                           (Full title of the plan)

                              Marschall I. Smith
                   Senior Vice President and General Counsel
                                IMC Global Inc.
                               2100 Sanders Road
                          Northbrook, Illinois 60062
                                (847) 272-9200
                     (Name, address and telephone number,
                  including area code, of agent for service)
                             _____________________
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                          Proposed            Proposed
Title of securities                 Amount to be      maximum offering   maximum aggregate      Amount of
to be registered                     registered        price per share     offering price    registration fee
-------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value    20,000 shares(1)(3)     $33.57(2)        $671,400(2)             $204
=============================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of IMC Global Inc. on The New York Stock Exchange on November 20, 1997.

(3) Includes 20,000 associated rights ("Rights") to purchase 1/200 of a share of Junior Participating Preferred Stock, Series C, par value $1.00 per share. Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by IMC Global Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

          (b) The Salary Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico's Annual Report on Form 11-K for the fiscal year ended June 30, 1996;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

          (d) The description of the Company's common stock, par value $1.00 per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A/A-1 filed January 12, 1996 under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description;

          (e) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed June 23, 1989, as amended by Forms 8-A/A dated September 7, 1995 and January 12, 1996.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the employee benefit plan described herein pursuant to Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

          Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel

          The legal matters in connection with the issuance and due authorization of the Common Stock offered hereby have been passed upon by Marschall I. Smith, Esq., Senior Vice President and General Counsel of the Corporation. As of August 31, 1997, Mr. Smith was the beneficial owner of approximately 86,000 shares of IMC Global Inc.'s Common Stock, approximately 69,000 of which are shares issuable upon the exercise of currently vested options or options which will vest within 60 days of the effective date of this Registration Statement.

Item 6.  Indemnification of Directors and Officers

          The Company's charter and by-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's charter incorporated by reference as set forth below as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, and by-laws set forth below as Exhibit 4.5 hereto.

          Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances. In addition, under Section 145, where a director or officer is successful on the merits or otherwise in the defense of any action, or any claim, issue or matter therein, the corporation must indemnify such director or officer against expenses actually and reasonably incurred.

          The Company also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits

          The Company will submit or has submitted the Salary Reduction
Plan for Hourly Employees of IMC Global Operations, Inc. Represented by
United Steelworkers of America at Carlsbad, New Mexico (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Exhibit   Description of Exhibit
-------   ----------------------

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to the Company's Report on Form 8-K dated November 1, 1994).

4.2 Certificate of Amendment to Restated Certificate of Incorporation, dated October 20, 1994 (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 10-K dated September 24, 1997).

4.3 Certificate of Amendment to Restated Certificate of Incorporation, dated October 23, 1995 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.4 Certificate of Amendment to Restated Certificate of Incorporation, dated March 1, 1996 (incorporated by reference to Exhibit 4.4 of the Company's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-0439) dated March 1, 1996).

4.5 Bylaws of the Company (incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-4 dated November 17, 1997).

4.6 Rights Agreement, dated June 21, 1989, between the Company and The First National Bank of Chicago, as Rights Agent (incorporated by reference to
     Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

4.7 Amendment to Rights Agreement, effective as of April 29, 1993 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.8 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A dated September 7, 1995).

5.1 Opinion of Marschall I. Smith, Esq., Senior Vice President and General Counsel of the Company, as to the legality of the securities being registered.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Arthur Andersen LLP.

23.3 Consent of Marschall I. Smith (included in the opinion filed as Exhibit
     5.1).

24.1 Powers of Attorney.

99.1 Salary Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico.

Item 9.  Undertakings
         ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on this 21st day of November, 1997.

                                    IMC GLOBAL INC.


                                    By: /s/ Marschall I. Smith
                                        ----------------------
                                       Marschall I. Smith
                                       Senior Vice President
                                         and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:


      Signature                                     Title(s)                                        Date
      ---------                                     --------                                        ----
          *                              Chief Executive Officer                              November 21, 1997
---------------------                    (principal executive officer),
Robert E. Fowler, Jr.                    President (principal operating
                                         officer) and Director



/s/ Lynn F. White                        Senior Vice President                                November 21, 1997
---------------------                    (principal financial officer)
Lynn F. White


/s/ Anne M. Scavone                      Vice President and Controller                        November 21, 1997
---------------------                    (principal accounting officer)
Anne M. Scavone

          *                              Chairman and Director                                November 21, 1997
---------------------
Wendell F. Bueche


          *                              Director                                            November 21, 1997
---------------------
Raymond F. Bentele


          *                              Director                                             November 21, 1997
---------------------
Rod F. Dammeyer


          *                              Director                                             November 21, 1997
---------------------
Dr. James M. Davidson


          *                              Director                                             November 21, 1997
---------------------
Harold H. MacKay

                                    II - 6

          *                   Director            November __, 1997
----------------------
David B. Mathis


          *                   Director            November __, 1997
----------------------
Donald Mazankowski


          *                   Director            November __, 1997
----------------------
Thomas H. Roberts, Jr.


          *                   Director            November __, 1997
----------------------
Joseph P. Sullivan


          *                   Director            November __, 1997
----------------------
Richard L. Thomas


          *                   Director            November __, 1997
----------------------
Billie B. Turner



*By /s/ Marschall I. Smith
    ----------------------
    Marschall I. Smith
    Attorney in Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Benefits Committee administering the Salary Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois on this 21st day of November, 1997.


                               SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES OF IMC GLOBAL OPERATIONS, INC. REPRESENTED BY UNITED STEELWORKERS OF AMERICA AT CARLSBAD, NEW MEXICO



                               By: /s/ Marschall I. Smith
                                   ----------------------
                                   Marschall I. Smith
                                   Member of the Benefits Committee

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
            -------------------------------------------------------



Exhibit   Description of Exhibit
--------  ----------------------

4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to the Company's Report on Form 8-K dated November 1, 1994).

4.2 Certificate of Amendment to Restated Certificate of Incorporation, dated October 20, 1994 (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 10-k dated September 24, 1997).

4.3 Certificate of Amendment to Restated Certificate of Incorporation, dated October 23, 1995 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A/A-1 dated January 12,
          1996).

4.4 Certificate of Amendment to Restated Certificate of Incorporation, dated March 1, 1996 (incorporated by reference to Exhibit 4.4 of the Company's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-0439) dated March 1, 1996).

4.5 Bylaws of the Company (incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-4 dated November 17, 1997).

4.6 Rights Agreement, dated June 21, 1989, between the Company and The First National Bank of Chicago, as Rights Agent (incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

4.7 Amendment to the Rights Agreement, effective as of April 29, 1993 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A/A-1 dated January 12, 1996).

4.8 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A/A dated September 7, 1995).

*5.1 Opinion of Marschall I. Smith, Esq., Senior Vice President and General Counsel of the Registrant, as to the legality of the securities being registered.

*23.1     Consent of Ernst & Young LLP.

*23.2     Consent of Arthur Andersen LLP.

*23.3 Consent of Marschall I. Smith (included in the opinion filed as Exhibit 5.1).

*24.1     Powers of Attorney.

*99.1 Salary Reduction Plan for Hourly Employees Represented by Local #35 International Chemical Workers Union at Florida Minerals Operations of IMC-Agrico MP, Inc.



_____________________
*    Filed herewith.